Exhibit 10.9(cc)

AMENDMENT NO. 3

TO THE

PEDIATRIC SERVICES OF AMERICA, INC. STOCK OPTION PLAN

(As Amended and Restated Effective November 28, 2001)

THIS AMENDMENT NO. 3 to the PEDIATRIC SERVICES OF AMERICA, INC. STOCK OPTION PLAN (as amended and restated November 28, 2001), effective as of August 17, 2004;

W I T N E S S E T H

WHEREAS, the Board of Directors of Pediatric Services of America, Inc. (Delaware) (the “Board”) and the shareholders of Pediatric Services of America, Inc. (Delaware) (the “Company”) have approved an amendment and restatement of the Pediatric Services of America, Inc. Stock Option Plan, effective as of November 28, 2001 (the “Employees Plan”);

WHEREAS, the Board has the authority in accordance with Section 10.1 of the Plan to amend the Employees Plan further, subject to the terms and conditions specified in Employees Plan Section 10.2; and

WHEREAS, the Board desires to amend the Employees Plan further to permit the administrator the Employees Plan (the “Committee” as defined in Section 2.9 of the Employees Plan), in its sole discretion, to extend the time for the exercise of options granted under the Employees Plan beyond the period specified in the relevant original option grant under such terms and conditions as it may determine, but in no event beyond the maximum exercise period specified in Section 6.5 of the Employees Plan;

NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as stated above:

1. Section 6.13 of the Plan is amended and restated in its entirety to read as follows:

“6.13 Acceleration and Extension of Exercise Period. Notwithstanding anything in this Article 6 to the contrary, the Committee shall at all times have the power (i) to accelerate the vesting date of Options previously granted under this Plan and (ii) to extend the time for the exercise of Options previously granted under this Plan beyond the period specified in the relevant original Option Agreement and this Plan under such terms and conditions as it may determine, but in no event beyond the maximum exercise period specified in Section 6.5 of this Plan.”

2. Except as hereinabove and heretofore amended and modified, the Plan as amended and restated effective November 28, 2001 shall remain in full force and effect.

Adopted by the Board of Directors of

Pediatric Services of America, Inc. on August 17, 2004